EXHIBIT 10(g)
                                WELLMAN, INC.
                         DIRECTORS STOCK OPTION PLAN
                Amended and Restated as of February 17, 1998

1.   Purpose:

   This Directors Stock Option Plan (the "Plan") is intended as an incentive to and to encourage stock ownership by the non-employee directors of Wellman, Inc. (the "Company") so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain as directors of the Company. The options granted pursuant to the Plan shall not be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"), and the terms of any options issued shall provide that it will not be treated as an incentive stock option. Hereinafter, options granted pursuant to the Plan shall be referred to as "Options".

   2.   Administration:

   The Plan shall be administered by the members of the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall from time to time at its discretion determine such matters specifically delegated to it under this Plan.

   The Committee shall have the final authority to interpret and construe the terms of the Plan and of any Option. No member of the Committee shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option.

   3.   Eligibility:

   Directors of the Company who are not full-time employees of the Company shall be eligible to receive Options.

   4.   Stock:

   The stock subject to options shall be the Company's Common Stock, $.001 par value (the "Shares"), which may be authorized but unissued or held by the Company in its treasury. The total amount of the Shares on which Options may be granted pursuant to this Plan may equal but shall not exceed in the aggregate 80,000 Shares. Such number of Shares shall be adjusted in accordance with the provisions of Article 5(h) hereof.

   In the event that an Option expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be subjected to an Option.

   5.   Terms and Conditions of Options:

   Options shall be evidenced by agreements in such form as the Committee shall from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

   (a)   Grant of Option:

   On the third Tuesday of February in each year during the term of this Plan, each eligible director on such date shall automatically, with no further action required by the Committee other than the issuance of a stock option agreement evidencing such Options, be granted an Option for 1,000 Shares.
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   (b)   Option Period:

   The vested and exercisable portion of the Option, as determined in accordance with Article 5(e) hereof, may be exercised for a period of 11 years from the date that the Option is granted, provided, however, that: (i) in the event that an optionee shall fail to be re-elected or voluntarily resign or an optionee's term as director is terminated without cause, or by reason of voluntary retirement on or after 65 years of age, the period during which the vested and exercisible portion of the Option may be exercised shall not exceed three months after such termination; (ii) in the event that an optionee's term of office is terminated by reason of death or disability (as that term is defined in Section 22(e)(3) of the Code), then the period during which the vested and exercisable portion of the Option may be exercised shall not exceed twelve months after such death; and (iii) in the event that an optionee's term of office is terminated for cause, then the Option shall not be exercisable at any time.

   (c)   Option Price:

   Each Option shall state the option price per share, which shall be 100% of the fair market value per Share on the date of the granting of the Option. The fair market value on the date of the grant of the option shall be determined by the Committee.

   (d)   Medium and Time of Payment:

   The option price shall be payable in United States dollars upon the exercise of the Option and may be paid in cash or by personal or certified check, bank draft or postal or express money order.

   (e)   Vesting of option:

   Each Option shall be vested and exercisable to the extent of 100% of the total number of Shares to which it pertains beginning one year after the date it is granted, provided, however, that: (i) in the event that a director is terminated for cause, his option shall not be deemed vested or exercisible to any extent and (ii) all Options shall be exercisable in full upon the occurrence of a Change in Control of the Company. For purposes of this Article 5(e) and Article 5(b), termination of a director's term of office shall be determined by the Committee; and the Committee shall determine whether a termination is with or without cause, a voluntary retirement, or due to disability. For purposes of this Article 5(e), a "Change in Control" shall be deemed to have occurred if (a) any "Person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of the period.

   (f)   Non-Transferability:

   An Option shall be exercisible during the optionee's lifetime only by him and after his death only by his personal representative, and the Option

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shall not be assignable or transferable by him, otherwise than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "qualified domestic relations order"). Once so transferred, it shall not be further transferable. Any transferee shall be required to provide evidence of transfer satisfactory to the Committee. No transfer by the optionee by will or the laws of descent and distribution or pursuant to a qualified domestic relations order shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

   (g)   Investment Representation:

   Each Option Agreement may provide that, upon demand by the Committee for such a representation, the optionee (or any permissible transferee of the option under Article 5(f)) shall deliver to the Committee at the time of any exercise of an Option or portion thereof a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the optionee or such other transferee to purchase any Shares.

   (h)   Adjustments in Event of Change in Shares:

   In the event of any change in the Shares of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of Shares at a price substantially below fair market value, or rights offering to purchase Shares, or of any similar change affecting the Shares, the number and kind of Shares which thereafter may be optioned and sold under the Plan and the number and kind of Shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable in its discretion to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

   (i)   Rights as a Shareholder:

   An optionee or a transferee of an Option shall have no rights as a shareholder with respect to Shares covered by his Option until the date as of which a stock certificate is issued to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

   (j)   Other Provisions:

   The Committee may, as a condition precedent to the exercise of any Option, require the holder of the Option (including, in the event of his death, his legal representatives, legatees or distributees) to enter into such agreements or to make such representations as may be required to make lawful under the laws of the U.S. or any foreign country the exercise of the Option and the ultimate disposition of the Shares acquired by such exercise.
   The option agreements authorized under the Plan shall contain such other provisions, consistent with the Plan, as the Committee shall deem advisable.
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   6.   Term of Plan:

   Subject to Article 8, the Plan shall remain in effect until all Shares subject or which may become subject to the Plan shall have been purchased pursuant to Options; provided that no grant shall be made under the Plan after December 31, 2001.

   7.   Indemnification of Committee:

   To the full extent permitted by law, the Company shall indemnify each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, is or was a member of the Committee.

   8.   Amendment of the Plan:

   The Board of Directors of the Company may from time to time amend, suspend or discontinue the Plan, provided, however, that, subject to the provisions of Article 5(h), no action of the Board of Directors or of the Committee may: (i) increase the number of Shares subject to the Plan pursuant to Article 4; (ii) permit the granting of any Option at a price less than that determined in accordance with Articles 5(c); or (iii) permit the granting of Options which expire beyond the period provided for in
Article 5(b). Without the written consent of an optionee, no amendment or suspension of the Plan shall alter or impair any Option previously granted to him under the Plan.

   9.   Application of Funds:

   The proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes.

   10.   No Obligation to Exercise Option:

   The granting of an Option shall impose no obligation upon the optionee to exercise such Option.

   11.   Shareholder Approval:

   Notwithstanding the foregoing, any Option granted hereunder prior to the date on which the Plan shall have been approved by the affirmative vote of the holders of a majority of the Shares, present in person or by proxy, and entitled to vote at a meeting duly held in accordance with Delaware law, shall be contingent upon and subject to such shareholder approval.
















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